SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

The Walt Disney Company

(Name of Registrant as Specified in Its Charter)

Trian Fund Management, L.P.

Trian Fund Management GP, LLC

Trian Partners, L.P.

Trian Partners Parallel Fund I, L.P.

Trian Partners Master Fund, L.P.

Trian Partners Fund (Sub)-G, L.P.

Trian Partners Strategic Investment Fund-A, L.P.

Trian Partners Strategic Investment Fund-N, L.P.

Trian Partners Strategic Fund-G II, L.P.

Trian Partners Strategic Fund-G III, L.P.

Trian Partners Strategic Fund-K, L.P.

Trian Partners Co-Investment Opportunities Fund, Ltd.

Nelson Peltz

Peter W. May

Edward P. Garden

Matthew Peltz

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☑	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

On February 8, 2023, Trian Fund Management, L.P., a Delaware limited partnership (“Trian”), issued the following letter to shareholders (the “Letter”) related to The Walt Disney Company (the “Company”). From time to time, Trian or its fellow participants in the proxy solicitation may publish the Letter, or portions thereof, on its Twitter, LinkedIn, Facebook, Instagram and YouTube pages and various other social media channels relating to the Company, as well as its website, www.RestoretheMagic.com, and they may otherwise disseminate the Letter from time to time.

Dear Fellow Walt Disney Company Shareholder,

Trian Fund Management, L.P., whose investment funds collectively own approximately 9.4 million common shares of The Walt Disney Company (NYSE: DIS) valued at approximately $1 billion, has filed a definitive proxy statement with the Securities and Exchange Commission for the election of Nelson Peltz, its Chief Executive Officer and Founding Partner, to Disney’s Board of Directors at the 2023 Annual Meeting of Shareholders.

We are proud owners, like you, of one of the greatest media and entertainment companies of all time: The Walt Disney Company.

Disney magic has captivated global audiences for nearly 100 years with a unique blend of storytelling, innovation, imagination, fantasy and suspense.

We love Disney. But we believe all is not well at The Walt Disney Company. Shareholders have suffered a lot as a result:

•	With Disney’s stock plunging 44% in 2022, shareholders have collectively lost over $120 billion of market value[1]
•	Earnings per share have declined an astounding 50% since 2018 because costs have ballooned even as Disney has generated 41% more in revenue[2]
•	Disney’s strategy has caused debt to skyrocket and cash flow to plummet, leading to the continued elimination of the dividend paid for 57 straight years

TOGETHER, LET’S RESTORE THE MAGIC AT DISNEY BY VOTING “FOR” NELSON PELTZ AND “WITHHOLDING” ON MICHAEL B.G. FROMAN ON TRIAN'S BLUE PROXY CARD

Detailed voting instructions for both Trian's BLUE card and Disney's WHITE card can be found at Learn How to Vote at RestoreTheMagic.com.

Trian's definitive proxy statement can be reviewed at the following link:

Proxy Statement

TO VOTE: You can easily enter your voting instructions by clicking on the following link and following the on-screen instructions. THIS LINK WILL AUTOMATICALLY REGISTER YOUR UNIQUE CONTROL NUMBER TO VOTE:

Voting Link

If you have any questions or need additional help voting your card, contact Trian's proxy solicitor Okapi Partners LLC at +1 (877) 629-6357, +1 (212) 297-0720 or via email at info@okapipartners.com

1Source: FactSet as of 12/31/22. Note: Reflects the change in market capitalization measured from 12/31/21 through 12/31/22.

2Source: SEC filings. Note: FY 2018 revenue of $59.4bn and Adj. Earnings per Share of $7.08; FY 2022 revenue of $83.7bn and Adj. Earnings per Share of $3.53.

Okapi Partners LLC, 1212 Avenue of the Americas, 17th FL, New York, New York 10036, 212-297-0720 Unsubscribe Manage preferences